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                                EXHIBIT 2.1


                              ARTICLES OF MERGER
                                      OF
                    INTERACTIVE ENTERTAINMENT STUDIO, INC.
                                     AND
                               PTN MEDIA, INC.

To the Secretary of State
State of Nevada

        Pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, the foreign corporation and the domestic corporation herein named do hereby adopt the following Articles of Merger.

        1. Annexed hereto and made a part hereof is the Plan of Merger for merging Interactive Entertainment Studio, Inc., a business corporation organized and existing under the laws of the State of Nevada, with and into PTN Media, Inc., a business corporation organized and existing under the laws of the State of Delaware. The said Plan of Merger has been adopted by the Board of Directors of Interactive Entertainment Studio, Inc. and by the Board of Directors of PTN Media, Inc.

        2. The said Plan of Merger was submitted to the stockholders of Interactive Entertainment Studio, Inc. by its Board of Directors pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, and the manner of approval thereof by said stockholders was as follows:

               (i) The designation, the number of outstanding shares, and the number of votes entitled to be cast by each class entitled to vote on the said Plan of Merger are as follows:

               (a) Designation of class: Common Stock, par value $.001 per share

               (b)   Number of outstanding shares of class: 2,967,348

               (c)   Number of votes of class entitled to be cast: 2,967,348

               (ii) The total number of votes cast for and against the merger herein provided for by each class entitled to vote on the said Plan of Merger is as follows:

               (a) Designation of class: Common Stock, par value $.001 per share

               (b)   Number of votes of class cast for Plan of Merger:
2,967,348
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               (c)   Number of votes of class cast against Plan of Merger: -0-

               (iii) The said number of votes cast for the said Plan of Merger was sufficient for the approval thereof by said class.

        3. The merger of Interactive Entertainment Studio, Inc. with and into PTN Media, Inc. is permitted by the laws of the jurisdiction of organization of PTN MEdia, Inc. and has been authorized in compliance with said laws, by which PTN Media, Inc. is governed.

        4. The said Plan of Merger was submitted to the stockholders of PTN Media, Inc. pursuant to the provisions of the laws of its jurisdiction of organization, and the manner of approval thereof by said stockholders was as follows:

               (i) The designation, the number of outstanding shares, and the number of votes entitled to be cast by each class entitled to vote on the said Plan of Merger are as follows:

               (a) Designation of class: Common Stock par value $.001 per share

               (b)   Number of outstanding shares of class: 1

               (c)   Number of votes of class entitled to be cast: 1

               (ii) The total number of votes cast for and against the merger herein provided for by each class entitled to vote on the said Plan of Merger is as follows.

               (a) Designation of class: Common Stock par value $.001 per share

               (b)   Number of undisputed votes of class cast for Plan of
Merger: 1

               (c)   Number of votes of class cast against Plan of Merger: 1

               (iii) The said number of votes cast for the said Plan of Merger was sufficient for the approval thereof by said class.

        5. No amendments to the Certificate of Incorporation are effected by the merger provided for.

        6. The specified address of PTN Media, Inc. where copies of process may be sent by the Secretary of State of the State of Nevada, served pursuant to the provisions of Section 78.461, Nevada Revised Statutes, in a proceeding to enforce any obligation or the rights of dissenting shareholders of Interactive Entertainment Studio, Inc., unless PTN Media has designated in writing to the Secretary of State of the State of Nevada a different address for that purpose, is:

                    1905 Anderson Ave.
                    Ann Arbor, MI 48104

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        7. The merger herein provided for shall become effective in the State of Nevada on March 4, 1998.

Signed on February 25, 1998.

                                     INTERACTIVE ENTERTAINMENT STUDIO, INC.

                                     By: /s/ Peter Klamka
                                         -------------------------------------
                                         Peter Klamka, President and Secretary

                                     PTN MEDIA, INC.

                                     By: /s/ Peter Klamka
                                         -------------------------------------
                                         Peter Klamka, President and Secretary

STATE OF MICHIGAN    )
COUNTY OF WASHTENAW  ) SS,:

On February 25, 1998, Peter Klamka personally appeared before me, a notary public in and for the State and County aforesaid, Washtenaw Cnty, MI, and Peter Klamka, President and Secretary of Interactive Entertainment Studio, Inc. and PTN Media, Inc., personally known to me to be the persons whose names are subscribed to the above instrument in the said capacities, who acknowledged that they executed the said instrument.

Commission Expires: 9-18-99
Lenawee County Acting in
Washtenaw County                                   /s/ Marcy L. Brown
                                                  -------------------
                                                      Notary Public
                                                      Marcy L. Brown

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PLAN OF MERGER adopted for Interactive Entertainment Studio, Inc., a business corporation organized under the State of Nevada, by resolution of its Board of Directors on February 25th, 1998, and adopted for PTN Media, Inc., a business corporation organized under the laws of the State of Delaware, by resolution of its Board of Directors on February 25th, 1998. The names of the corporations planning to merge are Interactive Entertainment Studio, Inc., a business corporation organized under the laws of the State of Nevada, and PTN Media, Inc., a business corporation organized under the laws of the State of Delaware. The name of the surviving corporation into which Interactive Entertainment Studio, Inc. plans to merge is PTN Media, Inc.

       1. The address of Interactive Entertainment Studio, Inc. is 1905 Anderson Ave, Ann Arbor, MI 48104, its place of organization is the State of Nevada, and its governing law is the Nevada Revised Statutes. The address of PTN Media, Inc. is 1905 Anderson Ave. Ann Arbor, MI 48104, its place of organization is the State of Delaware, and its governing law is Delaware General Corporation Law.

       2. Interactive Entertainment Studio, Inc. and PTN Media, Inc. shall, pursuant to the provisions of the Nevada revised Statutes and the provisions of laws of the jurisdiction of organization of PTN Media, Inc., be merged with and into a single corporation to wit, PTN Media, Inc., which shall be the surviving corporation when the merger becomes effective and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the laws of its jurisdiction of organization. The separate existence of Interactive Entertainment Studio, Inc., which is sometimes hereinafter referred to as the "non-surviving corporation", shall cease when the merger becomes effective in accordance with the laws of the jurisdiction of its organization.

       3. The Certificate of Incorporation of the surviving corporation when the merger becomes effective shall be the Certificate of Incorporation of said surviving corporation and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of its jurisdiction of organization.

       4. The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the laws of its jurisdiction of organization.

       5. The directors and officers in office of the surviving corporation when the merger becomes effective shall be members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold office until their respective successors are elected or appointed and qualified or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

       6. Each issued share of stock of the non-surviving corporation when the merger becomes effective shall be converted into one share of stock of the surviving corporation. The issued shares of stock of the surviving corporation shall not be converted or exchanged in any manner,

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shares of stock of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued when the merger becomes effective shall continue to represent an issued share of stock of the surviving corporation.

       7. The merger of the non-surviving corporation with and into the surviving corporation shall be authorized in the manner prescribed by the Nevada Revised Statutes and by the laws of the jurisdiction of organization of the surviving corporation, and the Plan of Merger herein made and approved shall be submitted to the stockholders of the non-surviving corporation for their approval or rejection in the manner prescribed by the provisions of the Nevada Revised Statutes.

       8. In the event that the merger of the non-surviving corporation with and into the surviving corporation shall have been duly authorized in compliance with the Nevada Revised Statutes, and in the event that the Plan of Merger shall have been approved by the stockholders entitled to vote of the surviving corporation in the manner prescribed by the laws of the jurisdiction of its organization, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Nevada and of the State of Delaware, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

       9. The Board of Directors and the proper officers of the non-surviving corporation and of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any other provisions of this Plan of Merger or of the merger herein provided for.